Exhibit 99.1

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Micrel, Incorporated

2180 Fortune Drive

San Jose, California 95131

Attention: Board of Directors

RE:	Proxy Statement of Micrel, Incorporated (“Micrel”)/Prospectus of Microchip Technology

Incorporated (“Microchip Technology”) which forms part of Amendment No. 1 to the

Registration Statement on Form S-4 of Microchip (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 7, 2015, to the Board of Directors of Micrel as Annex C to the Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Micrel’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Micrel Board of Directors; Micrel’s Reasons for the Merger,” and “THE MERGER—Opinion of Micrel’s Financial Advisor.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: June 26, 2015

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Credit Suisse Securities (USA) LLC